Bloom Energy Reports Fourth Quarter and Full Year 2025 Financial Results with Record Full Year Revenues
•Record full year gross margin and 2.5x YoY product backlog growth
•2nd consecutive year of positive cash flow from operations
•All product shipments now 800 V dc ready

SAN JOSE, Calif., February 5, 2026—Bloom Energy Corporation (NYSE: BE) reported today its financial results for the fourth quarter and the full year ended December 31, 2025. The company had record revenue of $2.02 billion for the full year driven by significant growth from the AI data center industry and continued strong demand from the C&I business.

Full Year Highlights

•Revenue of $2.02 billion in 2025, an increase of 37.3% compared to $1.47 billion in 2024. Product and service revenue of $1.76 billion in 2025, an increase of 35.5% compared to $1.30 billion in 2024.
•Gross margin of 29.0% in 2025, an increase of 1.6 percentage points compared to 27.5% in 2024; Non-GAAP gross margin of 30.3% in 2025, an increase of 1.6 percentage points compared to 28.7% in 2024.
•Operating income of $72.8 million in 2025, an increase of $49.9 million compared to $22.9 million in 2024; Non-GAAP operating income of $221.0 million in 2025, an increase of $113.4 million compared to $107.6 million in 2024.
•Generated $113.9 million of cash flow from operating activities. 2nd consecutive year of positive free cash flow.
•Total current backlog of ~$20 billion; current product backlog of ~$6 billion, up ~2.5x YoY1,2,3.

Fourth Quarter Highlights

•Revenue of $777.7 million in the fourth quarter of 2025, an increase of 35.9% compared to $572.4 million in the fourth quarter of 2024. Product and service revenue of $700.2 million in the fourth quarter of 2025, an increase of 33.2% compared to $525.5 million in the fourth quarter of 2024.
•Gross margin of 30.8% in the fourth quarter of 2025, a decrease of 7.5 percentage points year-over-year; Non-GAAP gross margin of 31.9% in the fourth quarter of 2025, a decrease of 7.4 percentage points year-over-year.
1 Product backlog is the revenue attributable to existing contractual commitments for the purchase of Energy Servers by a financier or an end customer in the future. Product backlog includes both expected Bloom Product Revenue and reflects anticipated ITC and other tax incentives as applicable.
2 This number does not include certain potential future product order commitments through 2028 that are eligible for the IRC Section 48 tax credit pursuant to safe harbor mechanisms that were previously employed by Bloom's customers and financiers.
3 Service backlog consists of revenue attributable to contracted Operation and Maintenance services (“O&M services”) associated with both past and committed future sales of Energy Server product. It includes future O&M service revenue for installed Energy Servers as well as Energy Servers to be delivered and installed in the future. The terms of the contracted O&M services range from 5 to 20 years, subject to termination for convenience on an annual basis by the customer.

•Service gross margin of 16.9% in the fourth quarter of 2025, an increase of 18.6% compared to (1.7)% in the fourth quarter of 2024; service non-GAAP gross margin of 19.5% in the fourth quarter of 2025, an increase of 19.0% compared to 0.5% in the fourth quarter of 2024.
•Operating income of $87.5 million in the fourth quarter of 2025, a decrease of $17.2 million year-over-year; Non-GAAP operating income of $133.0 million in the fourth quarter of 2025, a decrease of $0.5 million year-over-year.
•Generated $418.1 million of cash flow from operating activities.

KR Sridhar, Founder, Chairman, and CEO of Bloom Energy said, “Bring-your-own-power has shifted from a slogan to a business necessity for AI hyperscalers and manufacturing facilities. This shift is secular and growing. We have built a solid state digital power platform for the digital age that is superior to any legacy solution.”

Maciej Kurzymski, Chief Accounting Officer and Principal Financial Officer of Bloom Energy, added, “Fourth quarter reflects the progress we are making on the fundamentals—reducing product cost, driving operating leverage, and executing with discipline and consistency. We are confident in our trajectory and the strategic investments that position Bloom for accelerating growth.”

Summary of Key Financial Metrics

Summary of GAAP Financial Information

($000), except EPS data	Q4'25	Q3'25	Q4'24	2025	2024
Revenue	$777,683	$519,048	$572,393	$2,023,994	$1,473,856
Cost of Revenue	537,788	367,373	353,076	1,436,594	1,069,208
Gross Profit	239,895	151,675	219,317	587,400	404,648
Gross Margin	30.8%	29.2%	38.3%	29.0%	27.5%
Operating Expenses	152,366	143,829	114,611	514,598	381,739
Operating Income	87,529	7,846	104,706	72,802	22,909
Operating Margin	11.3%	1.5%	18.3%	3.6%	1.6%
Non-operating Expenses (Income)	86,438	30,939	(89)	161,236	52,136
Net Profit (Loss) to Common Stockholders	$1,091	$(23,093)	$104,795	$(88,434)	$(29,227)
GAAP EPS, Basic	$.00	$(0.10)	$0.46	$(0.37)	$(0.13)
GAAP EPS, Diluted	$.00	$(0.10)	$0.38	$(0.37)	$(0.13)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q4'25	Q3'25	Q4'24	2025	2024
Revenue	$777,683	$519,048	$572,393	$2,023,994	$1,473,856
Cost of Revenue	529,725	361,410	347,299	1,411,557	1,051,047
Gross Profit	247,958	157,637	225,094	612,437	422,809
Gross Margin	31.9%	30.4%	39.3%	30.3%	28.7%
Operating Expenses	115,000	111,389	91,672	391,413	315,207
Operating Income	132,958	46,249	133,422	221,024	107,602
Operating Margin	17.1%	8.9%	23.3%	10.9%	7.3%
Adjusted EBITDA	$146,143	$59,261	$147,316	$271,591	$160,651
Non-GAAP EPS, Basic	$0.51	$0.15	$0.52	$0.82	$0.28
Non-GAAP EPS, Diluted	$0.45	$0.15	$0.43	$0.76	$0.28

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom provides outlook for the full-year 2026:

•Revenue:	$3.1B - $3.3B
•Non-GAAP Gross Margin:	~32%
•Non-GAAP Operating Income:	$425M - $475M
•Non-GAAP EPS:	$1.33 - $1.48

Conference Call Details

Bloom will host a conference call today, February 5, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 5744085. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (609) 800-9909 and entering passcode 5744085.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined in the Securities and Exchange Commission (“SEC”) rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Some numbers may not foot due to rounding. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As required by Regulation G, we have provided reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2026 outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin, non-GAAP operating income, and non-GAAP EPS measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. The variability of these items could significantly impact our future U.S. GAAP financial results and we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s solid oxide fuel cell systems provide ultra‑resilient, highly scalable onsite electricity for Fortune 500 customers around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors. Headquartered in Silicon Valley, Bloom Energy employs more than 2,000 people worldwide and manufactures its systems in the United States. For more information, visit BloomEnergy.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements relating to future events and expectations, including our expectation regarding the increased adoption of onsite power; that the Bloom Energy Server platform will become the standard for onsite power; that product developments result in future-proofing the Energy Server platform and our positioning for long-term, profitable growth and estimates and projections for our business outlook for the 2026 fiscal year, each of which is based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management based on information currently available to management at the time they are made. These forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going forward basis.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual results, performance, and/or trends. In addition to general industry and global economic conditions, factors that could cause actual results, performance, and/or trends to differ materially from those discussed in the forward-looking statements made in this press release include, but are not limited to: (1) the emerging nature distributed energy generation and rapidly evolving market trends; (2) the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; (3) Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; (4) Bloom’s ability to service its existing debt obligations; (5) Bloom’s ability to be successful in new markets; (6) the risk of manufacturing defects; (7) the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers, (8) delays in the development and introduction of new products or updates to existing products; (9) supply constraints; (10) the availability of rebates, tax credits and other tax benefits; (11) the impact of the Inflation Reduction Act of 2022 and the One Big Beautiful Bill Act; (12) changes in the regulatory landscape; (13) Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays related to the installation of its Energy Servers; (14) business and economic conditions and growth trends in commercial and industrial energy markets; (15) trade policies including tariffs; (16) the overall electricity generation market; (17) our ability to increase production capacity for our products in a timely and cost-effective manner; (18) any actual or perceived slowdown in the adoption of AI resulting in a slower expansion of AI data centers; (19) Bloom’s ability to protect its intellectual property; (20) the ability of current product and service backlog to ultimately be recognizable as revenue and/or (21) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequently filed reports, including on Form 10-Q, which filings are available from the SEC. Bloom assumes no obligation to, and does not currently intend to, update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen Bloom Energy press@bloomenergy.com

Consolidated Balance Sheets
(in thousands, except share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents[1]	$2,454,108	$802,851
Restricted cash	1,973	110,622
Accounts receivable, less allowance for credit losses of $460 and $119 as of December 31, 2025, and 2024, respectively[1,2]	371,796	335,841
Contract assets[3]	178,928	145,162
Inventories[1]	643,306	544,656
Deferred cost of revenue	30,651	58,792
Prepaid expenses and other current assets[1,4]	49,805	46,203
Total current assets	3,730,567	2,044,127
Property, plant and equipment, net[1]	398,507	403,475
Investments in unconsolidated affiliates[15]	10,037	—
Operating lease right-of-use assets[1,5]	108,541	122,489
Restricted cash	25,499	37,498
Contract assets[6]	62,258	—
Deferred cost of revenue	4,099	3,629
Other long-term assets[1,7]	57,203	46,136
Total assets	$4,396,711	$2,657,354
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$203,129	$92,704
Accrued warranty[8]	20,013	16,559
Accrued expenses and other current liabilities[1,9]	222,254	138,450
Deferred revenue and customer deposits[10]	100,975	243,314
Operating lease liabilities[1,11]	22,000	19,642
Financing obligations	51,308	11,704
Recourse debt	—	114,385
Non-recourse debt[1]	4,153	—
Total current liabilities	623,832	636,758
Deferred revenue and customer deposits[12]	42,840	43,105
Operating lease liabilities[1,13]	106,935	124,523
Financing obligations	192,460	244,132
Recourse debt	2,613,726	1,010,350
Non-recourse debt[1,14]	—	4,057

	December 31,
	2025	2024
Deferred profit in transactions with unconsolidated affiliates[16]	13,928	—
Other long-term liabilities	10,027	9,213
Total liabilities	$3,603,748	$2,072,138
Commitments and contingencies
Stockholders’ equity:
Common stock: 0.0001 par value; Class A shares—600,000,000 shares authorized, and 280,045,459 shares and 229,142,474 shares issued and outstanding, and Class B shares—470,092,742 shares authorized, and no shares issued and outstanding at December 31, 2025, and 2024, respectively.	28	23
Additional paid-in capital	4,755,965	4,462,659
Accumulated other comprehensive loss	(369)	(2,593)
Accumulated deficit	(3,986,983)	(3,897,618)
Total stockholders’ equity attributable to common stockholders	768,641	562,471
Noncontrolling interest	24,322	22,745
Total stockholders’ equity	$792,963	$585,216
Total liabilities and stockholders’ equity	$4,396,711	$2,657,354

1 We have variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $151.9 million and $93.5 million as of December 31, 2025, and 2024, respectively.
3 Including amounts from related parties of $3.0 million and $0.8 million as of December 31, 2025, and 2024, respectively.
4 Including amount from related parties of $1.2 million and $1.2 million as of December 31, 2025, and 2024, respectively.
5 Including amount from related parties of $1.4 million as of December 31, 2024. There was no related party balance as of December 31, 2025.
6 Including amount from related parties of $48.8 million as of December 31, 2025. There was no related party balance as of December 31, 2024.
7 Including amounts from related parties of $6.0 million and $8.8 million as of December 31, 2025, and 2024, respectively.
8 Including amounts from related parties of $0.8 million and $1.2 million as of December 31, 2025, and 2024, respectively.
9 Including amounts from related parties of $0.04 million and $4.0 million as of December 31, 2025, and 2024, respectively.
10 Including amounts from related parties of $6.9 million and $8.9 million as of December 31, 2025, and 2024, respectively.
11 Including amounts from related parties of $0.4 million as of December 31, 2024. There was no related party balance as of December 31, 2025.
12 Including amounts from related parties of $3.3 million as of December 31, 2024. There was no related party balance as of December 31, 2025.
13 Including amounts from related parties of $1.0 million as of December 31, 2024. There was no related party balance as of December 31, 2025.
14 Including amounts from related parties of $4.1 million as of December 31, 2024. There was no related party balance as of December 31, 2025.
15 Represent related party investments in the joint ventures between Brookfield Asset Management and the Company.
16 Represent the excess of unrealized profit from sales to the joint ventures between Brookfield Asset Management and the Company over the carrying value of the related equity‑method investments.

Consolidated Statements of Operations
(in thousands, except per share data)

	Q4'25	Q3'25	Q4'24	2025	2024

Revenue:
Product	$638,487	$384,314	$471,711	$1,531,281	$1,085,153
Installation	67,272	65,773	36,089	204,068	122,318
Service	61,691	58,607	53,790	228,295	213,542
Electricity	10,233	10,354	10,803	60,350	52,843
Total revenue[1]	777,683	519,048	572,393	2,023,994	1,473,856
Cost of revenue:
Product	404,728	249,794	253,634	992,841	685,847
Installation	74,486	59,921	34,107	205,946	129,446
Service	51,289	51,834	54,691	205,389	214,961
Electricity	7,285	5,824	10,644	32,418	38,954
Total cost of revenue[2]	537,788	367,373	353,076	1,436,594	1,069,208
Gross profit	239,895	151,675	219,317	587,400	404,648
Operating expenses:
Research and development	55,889	48,724	39,465	185,993	148,629
Sales and marketing	41,902	41,995	21,838	130,228	68,005
General and administrative[3]	54,575	53,110	53,308	198,377	165,105
Total operating expenses	152,366	143,829	114,611	514,598	381,739
Income from operations	87,529	7,846	104,706	72,802	22,909
Interest income	13,602	5,292	4,925	34,070	25,342
Interest expense[4]	(10,647)	(14,390)	(15,951)	(53,888)	(62,636)
Equity in loss of unconsolidated affiliates[5]	(20,822)	(19,599)	—	(40,421)	—
Other income (expense), net	(909)	(1,362)	12,237	2,151	15,904
Loss on extinguishment of debt	—	—	—	(32,340)	(27,182)
Debt conversion inducement expense	(66,241)	—	—	(66,241)	—
Loss on revaluation of embedded derivatives	(135)	(411)	(378)	(537)	(694)
(Loss) profit before income taxes	2,377	(22,624)	105,539	(84,404)	(26,357)
Income tax provision	952	336	382	2,736	846
Net (loss) profit	1,425	(22,960)	105,157	(87,140)	(27,203)
Less: Net income attributable to noncontrolling interest	334	133	362	1,294	2,024
Net (loss) income attributable to common stockholders	$1,091	$(23,093)	$104,795	$(88,434)	$(29,227)
Net (loss) earnings per share available to common stockholders, basic	$.00	$(0.10)	$0.46	$(0.37)	$(0.13)
Net (loss) earnings per share available to common stockholders, diluted	$.00	$(0.10)	$0.38	$(0.37)	$(0.13)
Weighted average shares used to compute net (loss) earnings per share available to common stockholders, basic	263,616	234,931	228,728	240,402	227,365
Weighted average shares used to compute net (loss) earnings per share available to common stockholders, diluted	263,616	234,931	294,429	240,402	227,365

1 Including related party revenue of $574.2 million, $288.0 million and $3.0 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and $892.0 million and $338.6 million for the years ended December 31, 2025, and 2024, respectively.

2 Including related party cost of revenue of $0.1 million for the three months ended December 31, 2024, and of $0.2 million for the year ended December 31, 2024. There was no related party cost of revenue for the three months ended September 30, 2025, December 31, 2025, and for the year ended December 31, 2025.
3 Including related party general and administrative expenses of $0.1 million, and $0.2 million for the three months ended September 30, 2025, and December 31, 2024, respectively, and $0.4 million and $0.7 million for the years ended December 31, 2025, and 2024, respectively. There was no related party general and administrative expenses for the three months ended December 31, 2025.
4 Including related party interest expenses of $0.1 million for the three months ended December 31, 2024, and of $0.1 million and $0.2 million for the years ended December 31, 2025, and 2024, respectively. The related party interest expense for the three months ended September 30, 2025, was inconsequential. There was no related party interest expense for the three months ended December 31, 2025.
5 Represent related party equity in loss of the joint ventures between Brookfield Asset Management and the Company.

Consolidated Statement of Cash Flows
(in thousands)

	Q4'25	Q3'25	Q4'24	2025	2024
Cash flows from operating activities:
Net profit (loss)	$1,426	$(22,960)	$105,157	$(87,140)	$(27,203)
Adjustments to reconcile net (loss) profit to net cash provided by (used in) operating activities:
Depreciation and amortization	13,184	12,800	13,893	50,566	53,048
Non-cash lease expense	8,011	8,057	8,792	32,520	35,898
Equity in loss of unconsolidated affiliates, net of distributions	20,822	19,599	—	40,421	—
Loss on disposal of property, plant and equipment	355	1	193	436	161
Revaluation of derivative contracts	135	411	378	537	694
Impairment of assets	12,669	—	—	12,669	—
Stock-based compensation expense	42,813	37,255	27,408	139,406	82,424
Amortization of debt issuance costs	2,711	1,814	1,861	8,248	6,797
Loss on extinguishment of debt	—	—	—	32,340	27,182
Debt conversion inducement expense	66,241	—	—	66,241	—
Net gain on failed sale-and-leaseback transactions	—	—	(12,387)	(827)	(17,390)
Share-based consideration payable to customer’s customer[12]	15,947	—	—	15,947	—
Allowance for credit losses	—	340	—	340	—
Inventory reserve and other assets impairment	31	21,846	—	21,877	—
Unrealized foreign currency exchange loss (gain)	(198)	2,703	3,698	(2,290)	3,756
Other	(26)	(5)	54	(57)	69
Changes in operating assets and liabilities:
Accounts receivable[1]	40,156	54,223	257,469	(35,525)	7,133
Contract assets[2]	17,698	(129,086)	(24,088)	(96,024)	(103,796)
Inventories	59,950	(36,562)	38,717	(119,212)	(44,527)
Deferred cost of revenue[3]	(7,237)	4,310	(18,275)	27,172	(13,070)
Prepaid expenses and other assets[4]	(5,062)	(4,673)	1,460	(3,601)	3,790
Other long-term assets[5]	(12,820)	902	3,381	(11,092)	4,072
Operating lease right-of-use assets and operating lease liabilities[6]	(8,212)	(8,481)	(9,327)	(33,447)	(36,675)
Financing lease liabilities	1,410	206	1,151	2,598	1,644
Accounts payable[7]	34,736	23,385	(35,262)	110,911	(36,629)
Accrued warranty[8]	5,331	2,689	1,550	3,454	(2,767)
Accrued expenses and other current liabilities[9]	52,614	50,309	8,050	80,337	8,662
Deferred revenue and customer deposits[10]	55,495	(19,293)	111,078	(142,605)	139,868
Deferred profit with equity method investees and other long-term liabilities	(107)	(121)	(723)	(251)	(1,143)
Net cash provided by (used in) operating activities	418,073	19,669	484,228	113,949	91,998
Cash flows from investing activities:
Purchase of property, plant and equipment	(22,954)	(12,301)	(11,106)	(56,759)	(58,852)
Proceeds from sale of property, plant and equipment	55	—	34	131	70
Investments in unconsolidated affiliates[11]	(11,921)	(24,570)	—	(36,491)	—
Net cash used in investing activities	(34,820)	(36,871)	(11,072)	(93,119)	(58,782)
Cash flows from financing activities:
Proceeds from issuance of debt	2,500,000	—	—	2,500,000	402,500
Payment of debt issuance costs	(59,364)	—	—	(62,712)	(12,761)

	Q4'25	Q3'25	Q4'24	2025	2024
Repayment of debt	(975,945)	—	—	(975,945)	(140,990)
Proceeds from financing obligations	—	—	—	—	1,798
Repayment of financing obligations	(2,863)	(2,939)	(70,431)	(11,267)	(90,197)
Proceeds from issuance of common stock	9,088	42,354	1,251	59,123	12,367
Dividend paid	—	—	—	(947)	(1,468)
Contributions from noncontrolling interest	—	—	—	—	3,958
Other	—	—	—	150	—
Net cash provided by (used in) financing activities	1,470,916	39,415	(69,180)	1,508,402	175,207
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	396	(1,245)	(2,156)	1,377	(2,630)
Net increase in cash, cash equivalents, and restricted cash	1,854,565	20,968	401,820	1,530,609	205,793
Cash, cash equivalents, and restricted cash:
Beginning of period	627,015	606,047	549,151	950,971	745,178
End of period	$2,481,580	$627,015	$950,971	$2,481,580	$950,971

1 Including changes in related party balances of $3.4 million, $52.4 million, and $81.0 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and changes in related party balances of $58.4 million and $168.5 million for the years ended December 31, 2025, and 2024, respectively.
2 Including changes in related party balances of $36.4 million and $88.2 million for the three months ended December 31, 2025, September 30, 2025, respectively, and changes in related party balances of $51.0 million and $6.1 million for the years ended December 31, 2025, and 2024, respectively. There were no associated changes in related party balances for the three months ended December 31, 2024.
3 Including changes in related party balances of $0.9 million for the year ended December 31, 2024. There were no associated changes in related party balances for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, and for the year ended December 31, 2025.
4 Including changes in related party balances of $1.2 million, $1.0 million, and $0.2 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and changes in related party balances $1.0 million for the year ended December 31, 2024. There were no associated changes in related party balances for the year ended December 31, 2025.
5 Including changes in related party balances of $6.0 million, $8.7 million, and $0.3 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and changes in related party balances of $2.8 million and $0.3 million for the years ended December 31, 2025, and 2024, respectively.
6 Including changes in related party balances of $0.1 million for the three months ended December 31, 2025, and related party balances of $0.1 million and $0.01 million for the years ended December 31, 2025, and 2024, respectively. There were no associated changes in related party balances for the three months ended September 30, 2025, and December 31, 2024.
7 Including changes in related party balances of $0.04 million for the three months ended September 30, 2025, and changes in related party balances of $0.1 million for the year ended December 31, 2024. There were no associated changes in related party balances for the three months ended December 31, 2025, and December 31, 2024, and for the year ended December 31, 2025.
8 Including changes in related party balances of $0.8 million, $1.3 million, and $1.4 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and changes in related party balances of $0.4 million and $0.1 million for the years ended December 31, 2025, and 2024, respectively.
9 Including changes in related party balances of $3.5 million, $4.0 million, and $3.6 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and changes in related party balances of $4.0 million and $0.6 million for the years ended December 31, 2025, and 2024, respectively.
10 Including changes in related party balances of $6.9 million, $8.1 million, and $1.1 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively, and changes in related party balances of $5.3 million and $3.8 million for the years ended December 31, 2025, and 2024, respectively.
11 Represent related party investments in the joint ventures between Brookfield Asset Management and the Company.
12 Represent related party non-cash consideration payable to customer’s customer.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q4'25	Q3'25	Q4'24	2025	2024
GAAP revenue	$777,683	$519,048	$572,393	$2,023,994	$1,473,856
GAAP cost of revenue	537,788	367,373	353,076	1,436,594	1,069,208
GAAP gross profit	239,895	151,675	219,317	587,400	404,648
Non-GAAP adjustments:
Stock-based compensation expense	7,841	5,719	4,877	24,103	16,579
Restructuring	95	31	54	250	(403)
Other	128	213	846	684	1,985
Non-GAAP gross profit	$247,958	$157,637	$225,094	$612,437	$422,809
GAAP gross margin %	30.8%	29.2%	38.3%	29.0%	27.5%
Non-GAAP adjustments	1.0%	1.1%	1.0%	1.2%	1.2%
Non-GAAP gross margin %	31.9%	30.4%	39.3%	30.3%	28.7%

	Q4'25	Q3'25	Q4'24	2025	2024
GAAP operating income	$87,529	$7,846	$104,706	$72,802	$22,909
Non-GAAP adjustments:
Stock-based compensation expense	44,484	38,153	27,655	145,015	82,995
Restructuring	781	—	179	2,374	(434)
Other	165	250	882	832	2,132
Non-GAAP operating income	$132,958	$46,249	$133,422	$221,024	$107,602
GAAP operating margin %	11.3%	1.5%	18.3%	3.6%	1.6%
Non-GAAP adjustments	5.8%	7.4%	5.0%	7.3%	5.7%
Non-GAAP operating margin %	17.1%	8.9%	23.3%	10.9%	7.3%

Reconciliation of GAAP Net (Loss) Income to non-GAAP Net Profit and Computation of non-GAAP Net Earnings per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q4'25	Q3'25	Q4'24	2025	2024
Net Profit (loss) to Common Stockholders	$1,091	$(23,093)	$104,795	$(88,434)	$(29,227)
Non-GAAP adjustments:
Add back: Net income attributable to noncontrolling interest	334	133	362	1,294	2,024
Stock-based compensation expense	44,484	38,153	27,655	145,015	82,995
Debt conversion inducement expense	66,241	—	—	66,241	—
Equity in loss of unconsolidated affiliates	20,822	19,599	—	40,421	—
Loss on extinguishment of debt	—	—	—	32,340	27,182
Restructuring	781	—	179	2,374	(434)
Loss on derivative liabilities	135	411	378	537	694
Effect of Assets Buyout and Repowering	—	—	(15,971)	(2,574)	(20,975)
Other	165	462	1,088	832	2,340
Adjusted Net Profit	$134,052	$35,665	$118,486	$198,047	$64,599

Adjusted net earnings per share (EPS), Basic	$0.51	$0.15	$0.52	$0.82	$0.28
Adjusted net earnings per share (EPS), Diluted	$0.45	$0.15	$0.43	$0.76	$0.28
Weighted average shares outstanding attributable to common stockholders, Basic	263,616	234,931	228,728	240,402	227,365
Weighted-average shares outstanding attributable to common stockholders, Diluted	315,088	312,479	294,429	309,775	227,365

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
(unaudited)
(in thousands)

	Q4'25	Q3'25	Q4'24	2025	2024
Net Profit (loss) to Common Stockholders	$1,091	$(23,093)	$104,795	$(88,434)	$(29,227)
Add back: Net income attributable to noncontrolling interest	334	133	362	1,294	2,024
Stock-based compensation expense	44,484	38,153	27,655	145,015	82,995
Debt conversion inducement expense	66,241	—	—	66,241	—
Equity in loss of unconsolidated affiliates	20,822	19,599	—	40,421	—
Loss on extinguishment of debt	—	—	—	32,340	27,182
Restructuring	781	—	179	2,374	(434)
Loss on derivative liabilities	135	411	378	537	694
Effect of Assets Buyout and Repowering	—	—	(15,971)	(2,574)	(20,975)
Other	165	462	1,088	832	2,340
Adjusted Net Profit	134,052	35,665	118,486	198,047	64,599

Depreciation & amortization	13,184	12,800	13,893	50,566	53,048
Income tax provision	952	336	382	2,736	846
Interest expense, Other expense (income), net	(2,045)	10,460	14,555	20,241	42,158
Adjusted EBITDA	$146,143	$59,261	$147,316	$271,591	$160,651

Reconciliation of GAAP to non-GAAP Gross Profit (Loss) and Margin
(unaudited)
(in thousands, except percentages)

				Q425
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$638,487	$233,759	$5,458	$72	$239,288	36.6%	37.5%
Install	67,272	(7,214)	868	24	(6,322)	(10.7)%	(9.4)%
Service	61,691	10,402	1,515	127	12,044	16.9%	19.5%
Electricity	10,233	2,948	—	—	2,948	28.8%	28.8%
Total	$777,683	$239,895	$7,841	$223	$247,958	30.8%	31.9%

				Q4'24
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit	GAAP Gross Margin	Non-GAAP gross margin %
Product	$471,711	$218,077	$3,281	$6	$221,364	46.2%	46.9%
Install	36,089	1,982	621	—	2,603	5.5%	7.2%
Service	53,790	(901)	975	203	277	(1.7)%	0.5%
Electricity	10,803	159	—	691	850	1.5%	7.9%
Total	$572,393	$219,317	$4,877	$900	$225,094	38.3%	39.3%

				2025
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit	GAAP Gross Margin	Non-GAAP gross margin %
Product	$1,531,281	$538,440	$14,466	$331	$553,237	35.2%	36.1%
Install	204,068	(1,878)	3,408	25	1,555	(0.9)%	0.8%
Service	228,295	22,906	6,229	578	29,713	10.0%	13.0%
Electricity	60,350	27,932	—	—	27,932	46.3%	46.3%
Total	$2,023,994	$587,400	$24,103	$934	$612,437	29.0%	30.3%

				2024
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$1,085,153	$399,306	$10,492	$(720)	$409,078	36.8%	37.7%
Install	122,318	(7,128)	2,421	—	(4,707)	(5.8)%	(3.8)%
Service	213,542	(1,419)	3,666	1,593	3,840	(0.7)%	1.8%
Electricity	52,843	13,889	—	709	14,598	26.3%	27.6%
Total	$1,473,856	$404,648	$16,579	$1,582	$422,809	27.5%	28.7%

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP basic and diluted earnings (loss) per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP service gross margin is service gross margin.

•The GAAP measure most directly comparable to non-GAAP operating income (non-GAAP earnings from operations) is operating income (loss) (earnings (loss) from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (non-GAAP net earnings) is net profit (loss) (net earnings (loss)).
•The GAAP measure most directly comparable to non-GAAP diluted earnings (loss) per share is diluted earnings (loss) per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net loss.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin, including non-GAAP service gross margin, are defined to exclude charges relating to stock-based compensation expense, restructuring charges, and other charges. Non-GAAP net profit (non-GAAP net earnings) and non-GAAP diluted earnings (loss) per share consist of net loss or diluted net loss per share excluding charges relating to net income attributable to noncontrolling interest, loss (gain) on derivative liabilities, loss on extinguishment of debt, charges relating to stock-based compensation expense, investments in loss of unconsolidated affiliates, effects of assets buyout and repowering, restructuring (expense reversals) charges, and other charges. Adjusted EBITDA is defined as net loss before interest income (expense), income tax provision, depreciation and amortization expense, net income attributable to noncontrolling interest, loss on extinguishment of debt, investments in loss of unconsolidated affiliates, charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Net income attributable to noncontrolling interest represents allocation to the noncontrolling interests under the hypothetical liquidation at book value (HLBV) method and is associated with the joint venture in the Republic of Korea.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Debt conversion inducement expense—represents the incremental cost incurred to encourage noteholders to participate in the debt exchange, which is a non-recurring, non-operating item.
•Equity-method investment adjustment—primarily include the proportionate share of gains and/or losses from investments accounted for by the equity method of accounting. Equity-method investment adjustments are excluded from non-GAAP financial measures because these generally are non-cash, represent non-operating activity during the period of adjustment, relate to activity in entities outside of the operational control of the Company, and excluding such expense/gain provides meaningful supplemental information regarding core operations.
•Loss on debt extinguishment for the year ended December 31, 2025, was $32.3 million, which was recognized as a result of the debt exchange between the 2.5% Green Convertible Senior Notes due August 2025 and the 3% Green Convertible Senior Notes due June 2029, that settled on May 13, 2025. Loss on debt extinguishment for the year ended December 31, 2024, related to the partial repurchase of the 2.5% Green Convertible Senior Notes due August 2025 and consisted of 22.6% premium upon partial repurchase of $26.0 million and $1.2 million of debt issuance cost write-off.
•Restructuring charges and reversals are represented by severance expense and other costs.
•Loss on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Effects of Assets Buyout and Repowering in financial year 2024 consists of two components:
(i)    Net gain (loss) on failed sale-and-leaseback transactions as a result of termination of multiple Managed Services sites, consisting of loss on impairment of related fixed assets offset against gain on extinguishment of debt as a result of derecognition of respective financing obligations adjusted by cash paid for assets buyback; and
(ii)    Selling profit on sales-type lease of $3.6 million as a result of derecognition of the old Energy Server systems, incurred as a result of the difference between the partial amount of $5.1 million customer deposit previously paid by the financier and the carrying amount of the old Energy Server systems determined at the time of the buyout of $1.5 million.
Effects of Assets Buyout and Repowering in financial year 2025 was immaterial.
•Other represents: (1) site termination costs of $0.7 million, $0.1 million, $0.2 million, $1.3 million, and $0.2 million for the year ended December 31, 2025, three months ended December 31, 2025, three months ended September 30, 2025, year ended December 31, 2024, and three months ended December 31, 2024, respectively, (2) sales property tax of $0.7 million and $0.7 million for the year ended December 31, 2024, and three months ended December 31, 2024, respectively, (3) loss on termination of lease agreement of $0.2 million and $0.2 million for the year ended December 31, 2024, and three months ended December 31, 2024, respectively, and (4) immaterial amounts of amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Profit (Loss) before depreciation and amortization expense, income tax provision, interest income (expense), other income, net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Loss to non-GAAP Net Profit and Computation of non-GAAP Net Earnings per Share (EPS),” “Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA,” and “Reconciliation of GAAP to non-GAAP Gross Profit (Loss) and Margin” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), and non-GAAP diluted earnings (loss) per share can have a material impact on the equivalent GAAP earnings measure.
•Income attributable to noncontrolling interest and loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the (gain) loss in value of certain assets and liabilities. The expense associated with this (gain) loss in value is excluded from non-GAAP net earnings (loss), and non-GAAP diluted earnings (loss) per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP service gross margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP diluted earnings (loss) per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP service gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP diluted earnings (loss) per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.